LAW OFFICE OF AARON D. MCGEARY
ATTORNEY & COUNSEL AT LAW

November 28, 2006

PATRIOT POWER CORPORATION
CSC Services of Nevada Inc.
502 East John St.
Carson City, NV 89706

 Attention Mr. Ron Atlas

Dear Sir:

RE:  PATRIOT POWER CORP.
-Registration Statement of Form SB-1

We have acted as counsel for PATRIOT POWER CORP., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, relating to the offering of 3,333,000 shares of the Company's common stock (the “Shares") by the selling shareholders named in the Registration Statement (the "Selling Shareholders").

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated May 8, 2006 (b) the Company's Articles of Incorporation; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings, including resolutions of the directors approving the issuance of the Shares to the Selling Shareholders; and  (e) such corporate and other documents, records, papers and certificates as we have deemed necessary for the purpose of the opinions expressed herein.

Our opinion expressed herein is subject in all respects to the following  assumptions, limitations and qualifications:

(i) Our opinion is limited to the laws of the State of Nevada and the federal laws of the United States of America applicable thereto;

(ii) We have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of the officers of the Company, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to  authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (v) that the documents, in the forms submitted to us for our review, have not been and will  not be altered or amended in any respect.

(iii) We have assumed that each of the statements made and certified in the Officer's Certificate provided by the Company's President, Secretary and Treasurer was true and correct when made, has at no time since been made and certified become untrue or incorrect and remains true and correct on the date hereof.

Based upon the foregoing, we are of the opinion that the shares to be sold by the Selling Shareholders are validly issued, fully paid and non-assessable shares of the Company's common stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our  name wherever appearing in the Registration Statement and in any amendment thereto.

Yours truly,

/s/ Aaron D. McGeary

Aaron D. McGeary

LAW OFFICE OF AARON D. MCGEARY

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